Exhibit 99.2

Calculation of 600 West Chicago Avenue (600 West) Net Operating Income (NOI) and 600 West Cash Basis NOI
(amounts in thousands)

	Three Months	Year
	Ended	Ended
	December 31, 2017
Calculation of 600 West NOI and 600 West Cash Basis NOI:
Rental income	$10,155	$42,427
Tenant reimbursements and other income	3,330	11,339
Operating expenses	(7,333)	(27,847)
600 West NOI	$6,152	$25,919
Straight line rent adjustments	(731)	(4,494)
Lease value amortization	218	749
Lease termination fees	(236)	(236)
600 West Cash Basis NOI	$5,403	$21,938

Reconciliation of 600 West NOI to 600 West GAAP Operating Income:
600 West Cash Basis NOI	$5,403	$21,938
Straight line rent adjustments	731	4,494
Lease value amortization	(218)	(749)
Lease termination fees	236	236
600 West NOI	$6,152	$25,919
Depreciation and amortization	(4,190)	(16,599)
600 West Operating Income	$1,962	$9,320